Lincoln Electric Reports Third Quarter 2018 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2018 RESULTS

Third Quarter 2018 Highlights
▪ Sales increase 10.1%
▪ EPS decreases 32.7% to $1.07, Adjusted EPS increases 30.1% to $1.21
▪ ROIC increases 410 basis points to 19.3%
▪ $97 million returned to shareholders and announced a 21% increase in the dividend payout rate

CLEVELAND, Thursday, October 25, 2018 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2018 net income of $70.5 million, or diluted earnings per share (EPS) of $1.07. This compares with $106.1 million, or $1.59 EPS in the prior year period. Reported EPS includes special item after-tax charges of $8.9 million, or $0.14 EPS. The prior year included special item after-tax income of $44.4 million, including a bargain purchase gain of $51.6 million. Excluding these items, third quarter 2018 adjusted net income increased 28.5% to $79.4 million, or $1.21 EPS, as compared with $61.8 million, or $0.93 EPS in the prior year period.

Third quarter 2018 sales increased 10.1% to $737.1 million from a 14.9% improvement in organic sales in the Americas Welding segment. Organic sales in the International Welding segment declined 5.3% in the quarter.

Operating income for the third quarter 2018 was $100.8 million, or 13.7% of sales. This compares with operating income of $135.6 million, or 20.3% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 16.5% to $104.4 million, or 14.2% of sales, as compared with $89.6 million, or 13.4% of sales, in the prior year period.

“We achieved solid third quarter organic sales growth from strong demand in Americas Welding and price management worldwide,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “We are realizing synergies in our International Welding business from our Air Liquide Welding acquisition despite incurring lower volumes from our integration activities. We remain very confident in the long-term value we are generating from this acquisition. Our regional initiatives, price measures and productivity improvements delivered higher margin performance, solid cash flows and cash conversion in the quarter. We continue to execute well on our strategic goals and are positioned to deliver superior value for our stakeholders.”

Nine Months 2018 Summary

Net income for the nine months ended September 30, 2018 was $200.2 million, or $3.03 EPS. This compares with $223.3 million, or $3.35 EPS, in the comparable 2017 period. Reported EPS includes special item after-tax net charges of $32.9 million or $0.50 EPS. The prior year included special item after-tax income of $38.1 million, including a bargain purchase gain of $51.6 million. Excluding these items, adjusted net income for the nine months ended September 30, 2018 increased 25.9% to $233.1 million, or $3.53 EPS, compared with $185.2 million, or $2.78 EPS, in the comparable 2017 period. The effective tax rate for the nine months ended September 30, 2018 was 27.0% due to special items. Excluding special items, the effective tax rate was 24.1%, which compares to 28.8% in the comparable 2017 period.

Sales increased 21.7% to $2.3 billion in the nine months ended September 30, 2018 from a 12.6% benefit from acquisitions, an 8.7% improvement in organic sales and 0.5% from favorable foreign exchange.

Operating income for the nine months ended September 30, 2018 was $280.6 million, or 12.3% of sales. This compares with operating income of $300.6 million, or 16.0% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 17.5% to $308.6 million, or 13.5% of sales, as compared with $262.7 million, or 14.0% of sales, in the comparable 2017 period.

Lincoln Electric Reports Third Quarter 2018 Financial Results

Dividend

The Company's Board of Directors declared a 21% increase in the quarterly cash dividend, from $0.39 per share to $0.47 per share, or $1.88 per share on an annual basis. The declared quarterly cash dividend of $0.47 per share is payable January 15, 2019 to shareholders of record as of December 31, 2018.

Webcast Information

A conference call to discuss third quarter 2018 financial results will be webcast live today, October 25, 2018, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 1636717. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the third quarter 2018 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 56 manufacturing locations, including operations and joint ventures in 20 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted EBIT, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy

Lincoln Electric Reports Third Quarter 2018 Financial Results

in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$737,099	100.0%	$669,491	100.0%	$67,608	10.1%
Cost of goods sold	485,547	65.9%	451,610	67.5%	(33,937)	(7.5%)
Gross profit	251,552	34.1%	217,881	32.5%	33,671	15.5%
Selling, general & administrative expenses	148,129	20.1%	133,826	20.0%	(14,303)	(10.7%)
Rationalization and asset impairment charges	2,636	0.4%	—	—	(2,636)	(100.0%)
Bargain purchase gain	—	—	(51,585)	7.7%	(51,585)	(100.0%)
Operating income	100,787	13.7%	135,640	20.3%	(34,853)	(25.7%)
Interest expense, net	3,969	0.5%	4,595	0.7%	626	13.6%
Other income (expense)	(1,074)	0.1%	(403)	0.1%	(671)	(166.5%)
Income before income taxes	95,744	13.0%	130,642	19.5%	(34,898)	(26.7%)
Income taxes	25,209	3.4%	24,531	3.7%	(678)	(2.8%)
Effective tax rate	26.3%		18.8%		(7.5%)
Net income including non-controlling interests	70,535	9.6%	106,111	15.8%	(35,576)	(33.5%)
Non-controlling interests in subsidiaries’ earnings (loss)	(4)	—	(15)	—	11	73.3%
Net income	$70,539	9.6%	$106,126	15.9%	$(35,587)	(33.5%)

Basic earnings per share	$1.09		$1.61		$(0.52)	(32.3%)
Diluted earnings per share	$1.07		$1.59		$(0.52)	(32.7%)
Weighted average shares (basic)	64,821		65,806
Weighted average shares (diluted)	65,652		66,702
	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$2,284,847	100.0%	$1,877,246	100.0%	$407,601	21.7%
Cost of goods sold	1,506,625	65.9%	1,240,391	66.1%	(266,234)	(21.5%)
Gross profit	778,222	34.1%	636,855	33.9%	141,367	22.2%
Selling, general & administrative expenses	473,260	20.7%	387,820	20.7%	(85,440)	(22.0%)
Rationalization and asset impairment charges	24,353	1.1%	—	—	(24,353)	(100.0%)
Bargain purchase gain	—	—	(51,585)	2.7%	(51,585)	(100.0%)
Operating income	280,609	12.3%	300,620	16.0%	(20,011)	(6.7%)
Interest expense, net	13,222	0.6%	14,984	0.8%	1,762	11.8%
Other income (expense)	6,818	0.3%	6,872	0.4%	(54)	(0.8%)
Income before income taxes	274,205	12.0%	292,508	15.6%	(18,303)	(6.3%)
Income taxes	73,991	3.2%	69,218	3.7%	(4,773)	(6.9%)
Effective tax rate	27.0%		23.7%		(3.3%)
Net income including non-controlling interests	200,214	8.8%	223,290	11.9%	(23,076)	(10.3%)
Non-controlling interests in subsidiaries’ earnings (loss)	(13)	—	(32)	—	19	59.4%
Net income	$200,227	8.8%	$223,322	11.9%	$(23,095)	(10.3%)

Basic earnings per share	$3.07		$3.40		$(0.33)	(9.7%)
Diluted earnings per share	$3.03		$3.35		$(0.32)	(9.6%)
Weighted average shares (basic)	65,245		65,769
Weighted average shares (diluted)	66,055		66,679

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2018	December 31, 2017
Cash and cash equivalents	$398,200	$326,701
Marketable securities	99,282	179,125
Total current assets	1,405,572	1,373,608
Property, plant and equipment, net	461,828	477,031
Total assets	2,419,645	2,406,547
Total current liabilities	545,551	528,742
Short-term debt (1)	794	2,131
Long-term debt, less current portion	698,468	704,136
Total equity	927,868	932,453

Operating Working Capital	September 30, 2018	December 31, 2017
Accounts receivable, net	$409,594	$395,279
Inventories	377,431	348,667
Trade accounts payable	246,783	269,763
Operating working capital	$540,242	$474,183

Average operating working capital to Net sales (2)	18.3%	15.9%

Invested Capital	September 30, 2018	December 31, 2017
Short-term debt (1)	$794	$2,131
Long-term debt, less current portion	698,468	704,136
Total debt	699,262	706,267
Total equity	927,868	932,453
Invested capital	$1,627,130	$1,638,720

Total debt / invested capital	43.0%	43.1%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating income as reported	$100,787	$135,640	$280,609	$300,620
Special items (pre-tax):
Rationalization and asset impairment charges (2)	2,636	—	24,353	—
Acquisition transaction and integration costs (3)	970	3,273	3,665	11,386
Amortization of step up in value of acquired inventories (3)	—	2,314	—	2,314
Bargain purchase gain (3)	—	(51,585)	—	(51,585)
Adjusted operating income (1)	$104,393	$89,642	$308,627	$262,735
As a percent of total sales	14.2%	13.4%	13.5%	14.0%

Net income as reported	$70,539	$106,126	$200,227	$223,322
Special items:
Rationalization and asset impairment charges (2)	2,636	—	24,353	—
Acquisition transaction and integration costs (3)	970	3,273	3,665	11,386
Pension settlement charges (4)	4,232	5,283	4,990	5,283
Amortization of step up in value of acquired inventories (3)	—	2,314	—	2,314
Bargain purchase gain (3)	—	(51,585)	—	(51,585)
Tax effect of Special items (5)	1,033	(3,636)	(132)	(5,521)
Adjusted net income (1)	79,410	61,775	233,103	185,199
Non-controlling interests in subsidiaries’ loss	(4)	(15)	(13)	(32)
Interest expense, net	3,969	4,595	13,222	14,984
Income taxes as reported	25,209	24,531	73,991	69,218
Tax effect of Special items (5)	(1,033)	3,636	132	5,521
Adjusted EBIT (1)	$107,551	$94,522	$320,435	$274,890

Diluted earnings per share as reported	$1.07	$1.59	$3.03	$3.35
Special items per share	0.14	(0.66)	0.50	(0.57)
Adjusted diluted earnings per share (1)	$1.21	$0.93	$3.53	$2.78

Weighted average shares (diluted)	65,652	66,702	66,055	66,679

(1)
Adjusted operating income, Adjusted EBIT, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding.

(4)	Related to lump sum pension payments.

(5)
Includes the net tax impact of Special items recorded during the respective periods, including an adjustment to taxes on unremitted foreign earnings related to the U.S. Tax Act of $2,323 and $4,823 in the three and nine months ended September 30, 2018, respectively.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2018	2017
Net income as reported	$224,408	$276,717
Rationalization and asset impairment charges	30,943	—
Pension settlement charges	7,857	5,283
Acquisition transaction and integration costs	7,281	11,386
Amortization of step up in value of acquired inventories	2,264	2,314
Bargain purchase adjustment (gain)	1,935	(51,585)
Tax effect of Special items (3)	25,925	(5,521)
Adjusted net income (1)	$300,613	$238,594
Plus: Interest expense, net of tax of $6,087 and $9,795 in 2018 and 2017, respectively	18,295	15,789
Less: Interest income, net of tax of $1,676 and $1,614 in 2018 and 2017, respectively	5,036	2,602
Adjusted net income before tax effected interest	$313,872	$251,781

Invested Capital	September 30, 2018	September 30, 2017
Short-term debt	$794	$2,135
Long-term debt, less current portion	698,468	704,804
Total debt	699,262	706,939
Total equity	927,868	945,928
Invested capital	$1,627,130	$1,652,867

Return on invested capital (1)(2)	19.3%	15.2%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by invested capital.

(3)	Includes the net tax impact of Special items recorded during the respective periods, including the net impact of the U.S. Tax Act of $33,439 in the twelve months ended September 30, 2018.
The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$70,539	$106,126
Non-controlling interests in subsidiaries’ loss	(4)	(15)
Net income including non-controlling interests	70,535	106,111
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(2,034)	—
Bargain purchase gain	—	(51,585)
Depreciation and amortization	17,623	18,451
Equity earnings in affiliates, net	(50)	(141)
Pension expense and settlement charges	3,781	3,495
Other non-cash items, net	1,653	(1,699)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	14,415	15,706
(Increase) decrease in inventories	(13,634)	2,231
Decrease in trade accounts payable	(22,384)	(21,551)
Net change in other current assets and liabilities	33,932	22,978
Net change in other long-term assets and liabilities	2,382	(329)
NET CASH PROVIDED BY OPERATING ACTIVITIES	106,219	93,667

INVESTING ACTIVITIES:
Capital expenditures	(17,363)	(10,828)
Acquisition of businesses, net of cash acquired	—	(72,468)
Proceeds from sale of property, plant and equipment	10,358	892
Purchase of marketable securities	(49,668)	(75,619)
Proceeds from marketable securities	89,445	200
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	32,772	(157,823)

FINANCING ACTIVITIES:
Net change in borrowings	(856)	(394)
Proceeds from exercise of stock options	1,849	936
Purchase of shares for treasury	(71,245)	(15,264)
Cash dividends paid to shareholders	(25,424)	(23,067)
Other financing activities	(2,170)	(372)
NET CASH USED BY FINANCING ACTIVITIES	(97,846)	(38,161)

Effect of exchange rate changes on Cash and cash equivalents	(39)	6,035
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,106	(96,282)
Cash and cash equivalents at beginning of period	357,094	395,735
Cash and cash equivalents at end of period	$398,200	$299,453

Cash dividends paid per share	$0.39	$0.35

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$200,227	$223,322
Non-controlling interests in subsidiaries’ loss	(13)	(32)
Net income including non-controlling interests	200,214	223,290
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(1,408)	—
Bargain purchase gain	—	(51,585)
Depreciation and amortization	53,946	50,457
Equity earnings in affiliates, net	(1,427)	(216)
Pension expense and settlement charges	2,714	816
Other non-cash items, net	9,368	12,765
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(25,492)	(24,300)
Increase in inventories	(41,533)	(22,526)
Decrease in trade accounts payable	(17,523)	(8,932)
Net change in other current assets and liabilities	46,316	61,847
Net change in other long-term assets and liabilities	4,602	3,738
NET CASH PROVIDED BY OPERATING ACTIVITIES	229,777	245,354

INVESTING ACTIVITIES:
Capital expenditures	(48,746)	(38,959)
Acquisition of businesses, net of cash acquired	6,591	(72,468)
Proceeds from sale of property, plant and equipment	10,585	1,994
Purchase of marketable securities	(268,335)	(145,553)
Proceeds from marketable securities	348,178	5,190
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	48,273	(249,796)

FINANCING ACTIVITIES:
Net change in borrowings	(646)	(605)
Proceeds from exercise of stock options	4,448	14,333
Purchase of shares for treasury	(121,477)	(23,012)
Cash dividends paid to shareholders	(76,674)	(69,083)
Other financing activities	(2,170)	(15,561)
NET CASH USED BY FINANCING ACTIVITIES	(196,519)	(93,928)

Effect of exchange rate changes on Cash and cash equivalents	(10,032)	18,644
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,499	(79,726)
Cash and cash equivalents at beginning of period	326,701	379,179
Cash and cash equivalents at end of period	$398,200	$299,453

Cash dividends paid per share	$1.17	$1.05

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2018
Net sales	$454,010	$209,622	$73,467	$—	$737,099
Inter-segment sales	31,845	3,663	1,537	(37,045)	—
Total	$485,855	$213,285	$75,004	$(37,045)	$737,099

Net income					$70,539
As a percent of total sales					9.6%

EBIT (1)	$85,021	$8,085	$8,676	$(2,069)	$99,713
As a percent of total sales	17.5%	3.8%	11.6%		13.5%
Special items charges (gains) (3)	4,232	2,636	—	970	7,838
Adjusted EBIT (2)	$89,253	$10,721	$8,676	$(1,099)	$107,551
As a percent of total sales	18.4%	5.0%	11.6%		14.6%

Three months ended September 30, 2017
Net sales	$398,289	$197,617	$73,585	$—	$669,491
Inter-segment sales	25,546	5,451	2,064	(33,061)	—
Total	$423,835	$203,068	$75,649	$(33,061)	$669,491

Net income					$106,126
As a percent of total sales					15.9%

EBIT (1)	$68,813	$8,298	$9,244	$48,882	$135,237
As a percent of total sales	16.2%	4.1%	12.2%		20.2%
Special items charges (gains) (4)	5,283	2,314	—	(48,312)	(40,715)
Adjusted EBIT (2)	$74,096	$10,612	$9,244	$570	$94,522
As a percent of total sales	17.5%	5.2%	12.2%		14.1%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect pension settlement charges of $4,232 in Americas Welding, rationalization and asset impairment charges of $2,636 in International Welding and acquisition transaction and integration costs of $970 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2017 reflect pension settlement charges of $5,283 in Americas Welding, amortization of step up in value of acquired inventories of $2,314 in International Welding and acquisition transaction and integration costs of $3,273 and a bargain purchase gain of $51,585 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Nine months ended September 30, 2018
Net sales	$1,351,297	$700,315	$233,235	$—	$2,284,847
Inter-segment sales	89,671	13,669	5,447	(108,787)	—
Total	$1,440,968	$713,984	$238,682	$(108,787)	$2,284,847

Net income					$200,227
As a percent of total sales					8.8%

EBIT (1)	$249,860	$17,617	$28,058	$(8,108)	$287,427
As a percent of total sales	17.3%	2.5%	11.8%		12.6%
Special items charges (gains) (3)	4,990	24,353	—	3,665	33,008
Adjusted EBIT (2)	$254,850	$41,970	$28,058	$(4,443)	$320,435
As a percent of total sales	17.7%	5.9%	11.8%		14.0%

Nine months ended September 30, 2017
Net sales	$1,186,760	$468,003	$222,483	$—	$1,877,246
Inter-segment sales	75,380	15,214	6,763	(97,357)	—
Total	$1,262,140	$483,217	$229,246	$(97,357)	$1,877,246

Net income					$223,322
As a percent of total sales					11.9%

EBIT (1)	$212,034	$27,399	$27,491	$40,568	$307,492
As a percent of total sales	16.8%	5.7%	12.0%		16.4%
Special items charges (gains) (4)	5,283	2,314	—	(40,199)	(32,602)
Adjusted EBIT (2)	$217,317	$29,713	$27,491	$369	$274,890
As a percent of total sales	17.2%	6.1%	12.0%		14.6%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect pension settlement charges of $4,990 in Americas Welding, rationalization and asset impairment charges of $24,353 in International Welding and acquisition transaction and integration costs of $3,665 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2017 reflect pension settlement charges of $5,283 in Americas Welding, amortization of step up in value of acquired inventories of $2,314 in International Welding and acquisition transaction and integration costs of $11,386 and a bargain purchase gain of $51,585 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$398,289	$23,084	$1,148	$36,128	$(4,639)	$454,010
International Welding	197,617	(20,659)	28,334	10,360	(6,030)	209,622
The Harris Products Group	73,585	174	—	753	(1,045)	73,467
Consolidated	$669,491	$2,599	$29,482	$47,241	$(11,714)	$737,099

% Change
Americas Welding		5.8%	0.3%	9.1%	(1.2%)	14.0%
International Welding		(10.5%)	14.3%	5.2%	(3.1%)	6.1%
The Harris Products Group		0.2%	—	1.0%	(1.4%)	(0.2%)
Consolidated		0.4%	4.4%	7.1%	(1.7%)	10.1%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$1,186,760	$82,669	$8,813	$75,768	$(2,713)	$1,351,297
International Welding	468,003	(31,765)	227,598	25,151	11,328	700,315
The Harris Products Group	222,483	9,377	—	1,431	(56)	233,235
Consolidated	$1,877,246	$60,281	$236,411	$102,350	$8,559	$2,284,847

% Change
Americas Welding	—%	7.0%	0.7%	6.4%	(0.2%)	13.9%
International Welding		(6.8%)	48.6%	5.4%	2.4%	49.6%
The Harris Products Group		4.2%	—	0.6%	—	4.8%
Consolidated		3.2%	12.6%	5.5%	0.5%	21.7%